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                                                                      Exhibit 15

                     [Logo of GlobalNet Financial.com, Inc.]


                                 August 7, 2001

NewMedia SPARK plc
33 Glasshouse Street
London W1B 5DG
United Kingdom

Attn: Joel Plasco

Dear Mr. Plasco:

Pursuant to the Non-Disclosure Agreement, dated August 7, 2001, by and between GlobalNet Financial.com, Inc. ("GlobalNet") and AISoftw@re S.p.A. ("AISoftw@re"), GlobalNet hereby assigns to NewMedia SPARK plc its rights of enforcement with respect to AISoftw@re's obligations to tender shares into the NewMedia SPARK plc tender offer in the event that GlobalNet and AISoftw@re fail to enter into a merger agreement by August 15, 2001.

                                          Very truly yours,

                                          GLOBALNET FINANCIAL.COM, INC.


                                          By: /s/ W. Thomas Hodgson
                                              ----------------------------------
                                              Name:    W. Thomas Hodgson
                                              Title:   Chief Executive Officer